Exhibit 99.1

MBX Biosciences Reports Third Quarter 2026 Financial Results and Corporate Highlights

Enrollment in pivotal Phase 3 oPTimize trial of once-weekly canvuparatide underway

12-week MAD (Part C, Cohort 1) data for MBX 4291, a GLP-1/GIP co-agonist prodrug for obesity designed for once-monthly dosing, on track for Q4 2026

Preclinical data for MBX 6180, a GLP-1/GIP/GCG triple agonist prodrug with potential for once-monthly dosing, accepted for presentation at ObesityWeek 2026

$481.6 million in cash and investments expected to support operations into 2029

CARMEL, Ind., and BURLINGTON, Mass., Nov. 09, 2026 (GLOBE NEWSWIRE) -- MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies for the treatment of endocrine and metabolic disorders, today reported financial results for the third quarter ended September 30, 2026, and highlighted recent corporate progress.

“The third quarter marked an important milestone for MBX with the initiation of our pivotal Phase 3 oPTimize trial of once-weekly canvuparatide, a potential best-in-class PTH replacement therapy,” said Steve Hoerter, Chairman and Chief Executive Officer of MBX Biosciences. “We remain on track to report unblinded 12-week MAD Phase 1 data for MBX 4291, which is designed to deliver true once-monthly dosing and we believe has the potential to offer improved gastrointestinal tolerability. Meanwhile, we continue to advance multiple preclinical obesity programs all enabled by our clinically-validated and differentiated Precision Endocrine Peptide (PEP™) platform. With a strong balance sheet and cash runway into 2029, we believe we are well positioned to advance canvuparatide through pivotal development while continuing to invest in our growing obesity portfolio.”

Third Quarter 2026 and Corporate Highlights

Once-Weekly Canvuparatide for Hypoparathyroidism (HP)

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Pivotal Phase 3 oPTimize trial of once-weekly canvuparatide underway: In August 2026, MBX announced the dosing of the first patient in its pivotal Phase 3 oPTimize trial. The global, randomized, double-blind, placebo-controlled trial is expected to enroll approximately 160 adults with chronic hypoparathyroidism. The trial builds on positive Phase 2 Avail™ results and sustained clinical benefit demonstrated through one year of treatment in the open-label extension study.

MBX 4291 and Expanding Obesity Portfolio

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12-week MAD (Part C) data for MBX 4291 on track for Q4 2026: Following initial Phase 1 data supporting the potential for once-monthly dosing, MBX remains on track to report unblinded data from the first cohort of the 12-week multiple ascending dose (MAD, Part C, Cohort 1) portion of its ongoing Phase 1 trial of MBX 4291. Cohort C1 is evaluating a titration regimen of 30 mg once weekly for four weeks, followed by 120 mg and 180 mg once monthly, in adult participants with a BMI ≥30 kg/m2.

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IND-enabling studies ongoing for MBX 5765: MBX continues to advance MBX 5765, its amycretin prodrug candidate combining GLP-1, GIP, glucagon and dual amylin/calcitonin receptor agonist (DACRA) activity in a single peptide construct. The differentiated mechanism of MBX 5765 is designed for once-monthly dosing, with the potential for superior efficacy and improved tolerability.

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Preclinical data for MBX 6180 accepted for presentation at ObesityWeek 2026: MBX expects to present preclinical pharmacokinetic data for MBX 6180, its GLP-1/GIP/GCG triple agonist prodrug designed for once-monthly dosing, in a poster presentation at ObesityWeek 2026, taking place November 14–17, 2026, in Washington, D.C. IND-enabling studies for MBX 6180 are ongoing.

Corporate

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Appointed Peter Radovich to Board of Directors: In October 2026, MBX appointed Peter Radovich, President and Chief Operating Officer of Mirum Pharmaceuticals, to its Board of Directors. Mr. Radovich brings more than 20 years of biopharmaceutical industry experience spanning commercial operations, corporate development and program leadership. Prior to Mirum, he held senior leadership positions at Global Blood Therapeutics (now Pfizer Inc.) and Onyx Pharmaceuticals (now Amgen, Inc.), bringing valuable experience in advancing and commercializing innovative therapies.

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Appointed Jeff Held as Chief Legal Officer: In September 2026, MBX appointed Jeff Held, J.D., as Chief Legal Officer. Mr. Held brings more than 30 years of legal, compliance and executive leadership experience across the biotechnology, life sciences and healthcare industries, including prior leadership roles at Zenas BioPharma and Deciphera Pharmaceuticals.

Third Quarter 2026 Financial Results

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Cash and Cash Equivalents and Marketable Securities: As of September 30, 2026, MBX had cash, cash equivalents and marketable securities of $481.6 million, which reflects net proceeds of $97.6 million from the sale of common stock under the Company’s at-the-market (ATM) sales agreement. Based on its current operating plan, the Company expects the combined cash, cash equivalents and marketable securities balance to fund operations into 2029.

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R&D Expenses: Research and development expenses for the three months ended September 30, 2026, were $32.0 million, compared to $19.3 million for the same period in 2025. The increase of $12.7 million was driven by an increase in start-up costs related to the canvuparatide Phase 3 clinical trial which was initiated in the third quarter of 2026, ongoing conduct of the canvuparatide Phase 2 open-label extension clinical trial, ongoing conduct of the MBX 4291 Phase 1 clinical trial and timing of preclinical and IND-enabling activities related to MBX 5765 and MBX 6180.

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G&A Expenses: General and administrative expenses for the three months ended September 30, 2026, were $34.3 million, compared to $4.7 million for the same period in 2025. The increase of $29.6 million was driven by higher personnel-related costs, including $20.8 million of stock-based compensation expense related to the modification of awards for the Company’s former chief executive officer, and other higher personnel-related costs resulting from continued expansion of both the Company’s executive leadership team and general infrastructure to support growth in the Company’s operations.

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Net Loss: Net loss for the three months ended September 30, 2026, was $62.4 million compared to a net loss of $21.6 million for the same period in 2025.

About MBX Biosciences

MBX Biosciences is a biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies based on its proprietary PEP™ platform, for the treatment of endocrine and metabolic disorders. The Company is advancing a pipeline of novel candidates for endocrine and metabolic disorders with clinically validated targets, established endpoints for regulatory approval, significant unmet medical needs and large potential market opportunities. The Company’s pipeline includes canvuparatide for the treatment of chronic hypoparathyroidism in Phase 3 development; and an obesity portfolio that includes MBX 4291 in Phase 1 development and MBX 5765 and MBX 6180 in preclinical development, as well as additional discovery candidates. The Company is based in Carmel, Indiana and Burlington, Massachusetts. To learn more, please visit the company website at www.mbxbio.com and follow it on LinkedIn.

About MBX’s Proprietary Precision Endocrine Peptide (PEP™) Platform

MBX was founded by global leaders with a transformative approach to peptide drug design and development. Leveraging this expertise, the Company designed its proprietary Precision Endocrine Peptide™ (PEP™) platform to overcome the key limitations of unmodified and modified peptide therapies and to improve clinical outcomes and simplify disease management for patients. PEPs are selectively engineered to have optimized pharmaceutical properties, including extended time-action profiles and consistent drug concentrations with low peak-to-trough concentration ratios, consistent exposure to target tissues, and less frequent dosing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: MBX Biosciences’ expectations regarding the further advancement of its pipeline of programs in endocrine and metabolic disorders, including enrollment in the pivotal Phase 3 trial of canvuparatide; the potential for canvuparatide to be a once-weekly potentially best-in-class PTH replacement therapy; the expected timing of the Phase

1 readout for MBX 4291; statements related to MBX 4291 and its design to deliver once-monthly dosing and improved gastrointestinal tolerability; IND-enabling studies of MBX 5765; preclinical data for MBX 6180; the contributions of new directors or officers; the potential for MBX Biosciences to develop therapies for obesity dosed once monthly; and expectations regarding MBX Biosciences’ uses of capital, expenses and financial results, including the anticipated cash runway timing.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect MBX Biosciences’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; MBX Biosciences’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; MBX Biosciences’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining MBX Biosciences’ intellectual property protections; risks related to the competitive landscape for MBX Biosciences’ product candidates; as well as other risks described in “Risk Factors,” in MBX Biosciences’ Quarterly Report on Form 10-Q for the three months ended September 30, 2026, Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent filings filed with the Securities and Exchange Commission (SEC). MBX Biosciences expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MBX Biosciences uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company's Investor Relations website, in addition to following the Company's press releases, SEC filings, public conference calls, presentations, and webcasts.

Media Contact:

Alexandra Weingarten

MBX Biosciences

aweingarten@mbxbio.com

Investor Contact:

Pete De Spain

MBX Biosciences

pdespain@mbxbio.com

MBX BIOSCIENCES, INC.

SELECTED FINANCIAL INFORMATION

	(Unaudited)
Statements of Operations Data:	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share and per share data)	2026	2025	2026	2025
Operating expenses
Research and development	$32,048	$19,270	$81,507	$59,400
General and administrative	34,295	4,656	53,032	12,860
Total operating expenses	66,343	23,926	134,539	72,260
Loss from operations	(66,343)	(23,926)	(134,539)	(72,260)
Interest and other income, net	3,922	2,308	11,506	7,351
Net loss	$(62,421)	$(21,618)	$(123,033)	$(64,909)
Net loss per common share, basic and diluted	$(1.29)	$(0.63)	$(2.58)	$(1.93)
Weighted average number of common shares outstanding used in computation of net loss per common share, basic and diluted	48,559,266	34,198,597	47,617,875	33,688,669

	(Unaudited)
Balance Sheets Selected Financial Data:	September 30,	December 31,
(in thousands)	2026	2025
Cash, cash equivalents and marketable securities	$481,594	$373,705
Working capital(1)	467,595	366,044
Total assets	500,618	385,144
Total liabilities	27,671	15,921
Accumulated deficit	(347,509)	(224,476)
Total stockholders’ equity	472,947	369,223

(1) Working capital is defined as total current assets less total current liabilities. See our financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the Quarter Ending September 30, 2026 and Year Ending December 31, 2025 for further details regarding our current assets and current liabilities.